UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2017 (December 1, 2017)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
Credit Agreement
On December 1, 2017, Energy Transfer Partners, L.P. (“ETP”) entered into a credit agreement providing for a $4 billion five-year revolving credit facility (the “Revolving Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, the other lenders party thereto and the other parties named therein. Borrowings under the Revolving Credit Agreement mature on December 1, 2022 and are available to refinance the Existing Credit Agreements (as defined below), for working capital purposes and for general business purposes.
Borrowings under the Revolving Credit Agreement will be unsecured and guaranteed by Sunoco Logistics Partners Operations L.P. (the “Revolving Credit Agreement Guaranty”). The Revolving Credit Agreement Guaranty will remain in effect until such time as the execution and delivery to the Administrative Agent of appropriate documentation pursuant to which, when taken as a whole, ETP will acquire substantially all of the assets and assume substantially all of the liabilities of Sunoco Logistics Partners Operations L.P. Borrowings under the Revolving Credit Agreement will bear interest at a eurodollar rate or a base rate, at ETP’s option, plus an applicable margin. In addition, ETP will be required to pay a quarterly commitment fee to each lender equal to the applicable rate times such lender’s applicable percentage of the unused portion of the aggregate commitments under the Revolving Credit Agreement. The applicable margin and rate used in connection with the interest rates and commitment fees, respectively, are based on the credit ratings assigned to the senior, unsecured, non-credit enhanced long-term debt of ETP. The applicable margin for eurodollar rate loans ranges from 1.125% to 2.000% and the applicable margin for base rate loans ranges from 0.125% to 1.000%. The applicable rate for commitment fees ranges from 0.125% to 0.300%.
364-Day Credit Agreement
On December 1, 2017, ETP entered into a credit agreement providing for a $1 billion 364-day revolving credit facility (the “364-Day Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”) with Wells Fargo Bank, National Association, as Administrative Agent, the other lenders party thereto and the other parties named therein. Borrowings under the 364-Day Credit Agreement mature on November 30, 2018 and are available to refinance the Existing Credit Agreements (as defined below), for working capital purposes and for general business purposes.
Borrowings under the 364-Day Credit Agreement will be unsecured and guaranteed by Sunoco Logistics Partners Operations L.P. (the “364-Day Credit Agreement Guaranty” and, together with the Revolving Credit Agreement Guaranty, the “Guarantees”). The 364-Day Credit Agreement Guaranty will remain in effect until such time as the execution and delivery to the Administrative Agent of appropriate documentation pursuant to which, when taken as a whole, ETP will acquire substantially all of the assets and assume substantially all of the liabilities of Sunoco Logistics Partners Operations L.P. Borrowings under the 364-Day Credit Agreement will bear interest at a eurodollar rate or a base rate, at ETP’s option, plus an applicable margin. In addition, ETP will be required to pay a quarterly commitment fee to each lender equal to the applicable rate times such lender’s applicable percentage of the unused portion of the aggregate commitments under the revolving credit facility. The applicable margin and applicable rate used in connection with the interest rates and commitment fees, respectively, are based on the credit ratings assigned to the senior, unsecured, non-credit enhanced long-term debt of ETP. The applicable margin for eurodollar rate loans ranges from 1.125% to 1.750% and the applicable margin for base rate loans ranges from 0.250% to 0.750%. The applicable rate for commitment fees ranges from 0.125% to 0.225%.
The Credit Agreements contain customary representations, warranties and covenants, including limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Credit Agreements also include covenants limiting, as of the last day of each fiscal quarter, the ratio of the Consolidated Funded Indebtedness (as defined in each Credit Agreement) to the Consolidated EBITDA (as defined in each Credit Agreement), in each case of ETP and its subsidiaries, measured for the preceding twelve months, to not more than 5.00 to 1.00. This requirement is subject to a provision for increases to 5.50 to 1.00 in connection with certain acquisitions. In addition, the Credit Agreements contain customary events of default, including, but not limited to, (i) default for failure to pay the principal on any loan or any reimbursement obligation with respect to any letter of credit when due and payable, (ii) failure to duly observe, perform or comply with certain specified covenants, (iii) a representation or warranty made in connection with any loan document proves to have been false or incorrect in any material respect on any date on or as of which made, and (iv) the occurrence of a change of control.
Concurrently with the execution of the Credit Agreements, ETP (i) repaid the entire amount outstanding under its previously existing Second Amended and Restated Credit Agreement dated as of October 27, 2011 among ETP, as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and LC Issuer (as amended, amended and restated, supplemented or otherwise modified, the “2011 Credit Agreement”), (ii) repaid the entire amount outstanding under its previously existing Amended and Restated Credit Agreement dated as of March 20, 2015 among Sunoco Logistics Partners Operations L.P., as borrower, Energy Transfer Partners, L.P. (f/k/a Sunoco Logistics Partners, L.P.), as guarantor, Citibank, N.A., as administrative agent and the other lenders and agents party thereto from time to time (as amended, amended and restated, supplemented or otherwise modified, the “Sunoco Logistics Credit Agreement” and, together with the 2011 Credit Agreement, the “Existing Credit Agreements”) and (iii) paid customary fees and other expenses relating to the Credit Agreements.

The foregoing description of the Credit Agreements and the Guarantees does not purport to be complete and is qualified in its entirety by reference to each of the Credit Agreements and the Guarantees, which are attached hereto as Exhibits 10.1 through 10.4, and are incorporated herein by reference.
Supplemental Indentures
On December 1, 2017, ETP entered into various supplemental indentures pursuant to which ETP has agreed to assume all of the obligations of its wholly owned subsidiary, Energy Transfer, LP (“Legacy ETP”), under Legacy ETP’s outstanding senior notes and floating rate junior subordinated notes.
The foregoing description of the supplemental indentures entered into by ETP does not purport to be complete and is qualified in its entirety by reference to each of the supplemental indentures, which are attached hereto as Exhibits 10.5 through 10.10, and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1
Credit Agreement dated as of December 1, 2017 among Energy Transfer Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, the other lenders party thereto and the other parties named therein.

10.2
364-Day Credit Agreement dated as of December 1, 2017 among Energy Transfer Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, the other lenders party thereto and the other parties named therein.

10.3
Guaranty dated as of December 1, 2017 by Sunoco Logistics Partners Operations, L.P. and each other Subsidiary from time to time party thereto in favor of Wells Fargo Bank, National Association, as Administrative Agent for the Lenders under that certain Credit Agreement dated as of December 1, 2017.

10.4
Guaranty dated as of December 1, 2017 by Sunoco Logistics Partners Operations, L.P. and each other Subsidiary from time to time party thereto in favor of Wells Fargo Bank, National Association, as Administrative Agent for the Lenders under that certain 364-Day Credit Agreement dated as of December 1, 2017.

10.5	Second Supplemental Indenture, dated as of December 1, 2017, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association, as trustee.
10.6	Second Supplemental Indenture, dated as of December 1, 2017, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association, as trustee.
10.7	Thirteenth Supplemental Indenture, dated as of December 1, 2017, by and among Energy Transfer Partners, L.P., Regency Energy Finance Corp. and U.S. Bank National Association, as trustee.
10.8	Seventeenth Supplemental Indenture, dated as of December 1, 2017, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association, as trustee.
10.9	Ninth Supplemental Indenture, dated as of December 1, 2017, by and among Energy Transfer Partners, L.P., Regency Energy Finance Corp. and Wells Fargo Bank, National Association, as trustee.
10.10	Tenth Supplemental Indenture, dated as of December 1, 2017, by and among Energy Transfer Partners, L.P., Regency Energy Finance Corp. and Wells Fargo Bank, National Association, as trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

		By:	Energy Transfer Partners GP, L.P.
its General Partner

		By:	Energy Transfer Partners, L.L.C.
its General Partner

Date:	December 6, 2017	By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer